SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

Reported):  February 11, 2003

Credit Suisse First Boston Mortgage Acceptance Corp.,
Fifth Third Mortgage Loan Trust 2002-FTB1

Mortgage Pass-Through Certificates, Series 2002-FTB1

CREDIT SUISSE FIRST BOSTON MORTGAGE ACCEPTANCE CORP.
(Exact name of registrant as specified in its charter)
Delaware	033-65554	13-3460894
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 Madison Avenue New York, New York 10010
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (212) 325-2000

Item 5.

Other Events.

Credit Suisse First Boston Mortgage Acceptance Corp. (the “Company”) entered into a Pooling and Servicing Agreement dated as of December 1, 2002 (the “Agreement”) among the Company, as depositor, JPMorgan Chase Bank, as trustee (the “Trustee”), and Fifth Third Mortgage Company, as seller and servicer (“FTMC”).  The Certificates were issued on December 23, 2002.  The Pooling and Servicing Agreement is annexed hereto as Exhibit 99.1.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)

Not applicable.

(b)

Not applicable.

(c)

Exhibits:

99.1

The Pooling and Servicing Agreement dated as of December 1, 2002, by and among the Company, the Trustee and FTMC.

SIGNATURES

Filings Made by the Registrant.  The registrant has duly caused this form to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 11, 2003.

CREDIT SUISSE FIRST BOSTON MORTGAGE
ACCEPTANCE CORP.

By:    /s/ John P. Graham

Name: John Graham

Title:   Vice President

Exhibit Index

Exhibit

Page

99.1

Pooling and Servicing Agreement dated as of December 1, 2002,

by and among the Company, the Trustee and FTMC.

EXHIBIT 99.1